Exhibit 99.1

People’s United Financial Reports Second Quarter Net Income of $170.8 Million, or $0.39 per Common Share

Operating Earnings of $0.41 per Common Share

•	Shareholder approval received for the announced merger with M&T Bank Corporation.

•	Return on average assets of 1.07 percent, or 1.10 percent on an operating basis, and return on average tangible common equity of 14.7 percent, or 15.4 percent on an operating basis.

•	Asset quality remained excellent as evidenced by net loan charge-offs to average total loans of 10 basis points, and provision for credit losses on loans resulting in a net benefit of $40.7 million.

•	Non-interest income increased 5 percent linked-quarter and 10 percent year-over-year driven by broad-based growth.

BRIDGEPORT, CT., July 15, 2021 – People’s United Financial, Inc. (NASDAQ: PBCT) today reported results for the second quarter of 2021. These results along with comparison periods are summarized below:

($ in millions, except per common share data)
	Three Months Ended
	Jun. 30, 2021	Mar. 31, 2021	Jun. 30, 2020
Net income	$170.8	$144.5	$89.9
Net income available to common shareholders	167.3	141.0	86.4
Per common share	0.39	0.33	0.21

Operating earnings[1]	176.1	156.5	101.0
Per common share	0.41	0.37	0.24

Net interest income	$380.9	$385.9	$405.6
Net interest margin	2.70%	2.74%	3.05%

Non-interest income	99.0	94.6	89.6

Non-interest expense	$305.0	$311.9	$304.0
Operating non-interest expense[1]	293.8	292.3	285.5

Efficiency ratio	57.4%	56.6%	53.5%

Average balances
Loans	$41,683	$42,854	$45,153
Deposits	53,041	52,876	48,447

Period-end balances
Loans	41,366	42,770	45,452
Deposits	52,581	53,475	49,934

[1]	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

“We are pleased with the overwhelming shareholder approval received during the quarter for the announced merger with M&T,” said Jack Barnes, Chairman and Chief Executive Officer. “The vote reflects investor confidence in the value of merging two market-leading financial institutions, and in the ability of the combined company to better serve clients across some of the most populated and attractive banking markets in the nation. While preparations for the transaction’s close and integration move forward, our most important objective remains servicing the needs of customers, communities, and colleagues. Looking to the future, we are excited about executing on the growth opportunities ahead and building upon the extraordinary legacy of People’s United.”

“We delivered another quarter of strong financial performance,” stated David Rosato, Senior Executive Vice President and Chief Financial Officer. “Record quarterly operating income of $176.1 million, increased 12.5 percent linked-quarter and generated an operating return on average tangible equity of 15.4 percent. These results, which further highlight the strengths of the franchise, included higher fee revenues, well-controlled expenses, and a negative provision for credit losses primarily driven by further improvements in the economic outlook. The growth in fee revenues was broad-based with notable increases in swap income, and our wealth and cash management businesses. We are pleased with our ability to hold net interest margin relatively steady for the quarter considering the current economic environment. The margin of 2.70 percent was only four basis points below the first quarter as the unfavorable impact of lower yields in the securities portfolio and increased excess liquidity was largely offset by a reduction in deposit costs for the eighth consecutive quarter, an additional calendar day and continued stable loan yields.”

Rosato continued, “Period-end loans and deposits decreased three percent and two percent, respectively, from the close of the first quarter. The $1.4 billion decline in period-end loans was driven by the forgiveness of $970 million in PPP balances, $530 million in lower retail balances, and a $130 million reduction in mortgage warehouse. Conversely, the loan portfolio benefited from strong results in our specialized industry verticals within C&I and LEAF. The $894 million decline in period-end deposits was equally attributable to lower brokered deposit balances and seasonal outflows in our municipal business. Importantly, non-interest-bearing deposits continued to grow, up three percent linked-quarter and now account for 32 percent of total period-end balances. Finally, capital ratios remain strong and improved linked-quarter for both the Bank and Holding Company.”

	As of and for the Three Months Ended
	Jun. 30, 2021	Mar. 31, 2021	Jun. 30, 2020
Asset Quality
Net loan charge-offs to average total loans	0.10%	0.12%	0.08%
Non-performing loans as a percentage of total loans	0.79%	0.83%	0.65%

Returns
Return on average assets[1]	1.07%	0.90%	0.58%
Return on average tangible common equity[1]	14.7%	12.5%	8.1%

Capital Ratios
People’s United Financial, Inc.
Tangible common equity / tangible assets	7.7%	7.4%	7.3%
Tier 1 leverage	8.4%	8.3%	8.0%
Common equity tier 1	11.3%	11.0%	9.8%
Tier 1 risk-based	11.8%	11.6%	10.3%
Total risk-based	13.1%	12.9%	11.8%

People’s United Bank, N.A.
Tier 1 leverage	8.8%	8.7%	8.5%
Common equity tier 1	12.3%	12.2%	10.9%
Tier 1 risk-based	12.3%	12.2%	10.9%
Total risk-based	13.5%	13.5%	12.3%

[1]	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16

The Board of Directors declared a $0.1825 per common share quarterly dividend payable August 15, 2021 to shareholders of record on August 1, 2021. Based on the closing stock price on July 14, 2021, the dividend yield on People’s United Financial common stock is 4.4 percent.

People’s United Bank, N.A. is a subsidiary of People’s United Financial, Inc., a diversified, community-focused financial services company headquartered in the Northeast with over $63 billion in assets. Founded in 1842, People’s United Bank offers commercial and retail banking through a network of more than 400 retail locations in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine, as well as wealth management solutions. The company also provides specialized commercial services to customers nationwide.

2Q 2021 Financial Highlights

Summary

•	Net income totaled $170.8 million, or $0.39 per common share.

•	Net income available to common shareholders totaled $167.3 million.

•	Operating earnings totaled $176.1 million, or $0.41 per common share (see page 16).

•	Net interest income totaled $380.9 million in 2Q21 compared to $385.9 million in 1Q21.

•	Includes $24.9 million associated with PPP loans in 2Q21 ($20.0 million in net fees and $4.9 million in net interest income).

•	Net interest margin decreased four basis points from 1Q21 to 2.70% reflecting:

•	Lower rates on deposits (increase of four basis points).

•	One additional calendar day in 2Q21 (increase of two basis points).

•	Lower yields on the securities portfolio (decrease of six basis points).

•	Lower yields on the loan portfolio (decrease of four basis points).

•	Excess liquidity resulting from deposits at the Federal Reserve Bank (decrease of two basis points).

•	PPP loans had a seven basis point favorable impact on the net interest margin in 2Q21.

•	Provision for credit losses on loans totaled $(40.7) million.

•	Allowance for credit losses on loans decreased $51.0 million.

•	Net loan charge-offs totaled $10.3 million.

•	Net loan charge-off ratio of 0.10%.

•	Non-interest income totaled $99.0 million in 2Q21 compared to $94.6 million in 1Q21.

•	Customer interest rate swap income increased $2.3 million.

•	Investment management fees increased $1.6 million.

•	Bank service charges increased $1.4 million.

•	At June 30, 2021, assets under discretionary management totaled $10.1 billion.

•	Non-interest expense totaled $305.0 million in 2Q21 compared to $311.9 million in 1Q21.

•	Operating non-interest expense totaled $293.8 million in 2Q21 and $292.3 million in 1Q21 (see page 16).

•	Compensation and benefits expense increased $4.8 million, primarily reflecting higher incentive-related accruals offset by lower payroll costs in 2Q21.

•	Amortization of other acquisition-related intangible assets decreased $2.2 million.

•	Professional and outside services expense, excluding $6.0 million and $9.4 million of non-operating expenses in 2Q21 and 1Q21, respectively, decreased $0.2 million.

•	Other non-interest expense includes non-operating expenses totaling $5.0 million in 2Q21 and $10.1 million in 1Q21.

•	The efficiency ratio was 57.4% for 2Q21 compared to 56.6% for 1Q21 and 53.5% for 2Q20 (see page 16).

•	The effective income tax rate was 20.8% for both 2Q21 and the first six months of 2021, compared to 37.0% for the full-year of 2020.

•

The full-year 2020 effective income tax rate reflects the impact of a non-deductible goodwill impairment charge for which no tax benefit was realized. Excluding non-deductible goodwill impairment, the effective income tax rate was 18.4% for the full-year of 2020.

Commercial Banking

•	Commercial loans totaled $31.9 billion at June 30, 2021, an $874 million decrease from March 31, 2021.

•	PPP loans decreased $884 million ($86 million in initial funding less $970 million in loan forgiveness).

•	The mortgage warehouse portfolio decreased $130 million.

•	The New York multifamily portfolio decreased $62 million.

•	The equipment financing portfolio increased $64 million.

•	Average commercial loans totaled $31.9 billion in 2Q21, a $550 million decrease from 1Q21.

•	The average mortgage warehouse portfolio decreased $349 million.

•	Average PPP loans decreased $160 million.

•	The average New York multifamily portfolio decreased $49 million.

•	The average equipment financing portfolio increased $46 million.

•	Commercial deposits totaled $24.9 billion at June 30, 2021 compared to $23.3 billion at March 31, 2021.

•	The ratio of non-accrual commercial loans to total commercial loans was 0.82% at June 30, 2021 compared to 0.85% at March 31, 2021.

•	Non-performing commercial assets totaled $269.2 million at June 30, 2021 compared to $286.1 million at March 31, 2021.

•	For the commercial loan portfolio, the allowance for credit losses as a percentage of commercial loans was 0.76% at June 30, 2021 compared to 0.77% at March 31, 2021.

•	The commercial allowance for credit losses represented 93% of non-accrual commercial loans at June 30, 2021 compared to 90% at March 31, 2021.

Retail Banking

•	Residential mortgage loans totaled $7.6 billion at June 30, 2021, a $441 million decrease from March 31, 2021.

•	Average residential mortgage loans totaled $7.8 billion in 2Q21, a $500 million decrease from 1Q21.

•	Home equity loans totaled $1.8 billion at June 30, 2021, an $84 million decrease from March 30, 2021.

•	Average home equity loans totaled $1.8 billion in 2Q21, a $112 million decrease from 1Q21.

•	Retail deposits totaled $27.7 billion at June 30, 2021 compared to $30.2 billion at March 31, 2021.

•	The ratio of non-accrual residential mortgage loans to residential mortgage loans was 0.65% at June 30, 2021 compared to 0.71% at March 31, 2021.

•	The ratio of non-accrual home equity loans to home equity loans was 1.01% at June 30, 2021 compared to 1.00% at March 31, 2021.

•	For the retail loan portfolio, the allowance for credit losses as a percentage of retail loans was 1.13% at June 30, 2021 compared to 1.48% at March 31, 2021.

•	The retail allowance for credit losses represented 158% of non-accrual retail loans at June 30, 2021 compared to 195% at March 31, 2021.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, international, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; (9) the pending merger with M&T Bank Corporation; (10) changes in regulation resulting from or relating to financial reform legislation; and (11) the COVID-19 pandemic and its effect on the economic and business environment in which we operate. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Access Information About People’s United Financial at www.peoples.com.

INVESTOR CONTACT:

Andrew S. Hersom

Investor Relations

203.338.4581

Andrew.Hersom@peoples.com

MEDIA CONTACT:

Steven Bodakowski

Corporate Communications

203.338.4202

Steven.Bodakowski@peoples.com

People’s United Financial, Inc.
FINANCIAL HIGHLIGHTS

	As of and for the Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(dollars in millions, except per common share data)	2021	2021	2020	2020	2020
Earnings Data:
Net interest income (fully taxable equivalent)	$388.7	$393.5	$390.2	$398.7	$413.0
Net interest income	380.9	385.9	382.8	391.4	405.6
Provision for credit losses	(40.8)	(13.6)	14.7	26.8	80.8
Non-interest income (1)	99.0	94.6	178.2	101.1	89.6
Non-interest expense (1)	305.0	311.9	646.4	293.6	304.0
Income (loss) before income tax expense	215.7	182.2	(100.1)	172.1	110.4
Net income (loss)	170.8	144.5	(145.3)	144.6	89.9
Net income (loss) available to common shareholders (1)	167.3	141.0	(148.8)	141.1	86.4

Selected Statistical Data:
Net interest margin (2)	2.70%	2.74%	2.84%	2.97%	3.05%
Return on average assets (1), (2)	1.07	0.90	(0.93)	0.94	0.58
Return on average common equity (2)	9.1	7.7	(7.8)	7.5	4.6
Return on average tangible common equity (1), (2)	14.7	12.5	(13.4)	13.1	8.1
Efficiency ratio (1)	57.4	56.6	55.5	53.8	53.5

Common Share Data:
Earnings (loss) per common share:
Basic	$0.40	$0.34	$(0.36)	$0.34	$0.21
Diluted (1)	0.39	0.33	(0.35)	0.34	0.21
Dividends paid per common share	0.1825	0.1800	0.1800	0.1800	0.1800
Common dividend payout ratio (1)	46.2%	53.7%	(50.8)%	53.6%	87.4%
Book value per common share	$17.77	$17.42	$17.56	$18.11	$17.95
Tangible book value per common share (1)	11.08	10.70	10.77	10.37	10.18
Stock price:
High	19.62	19.40	13.58	12.36	13.99
Low	16.75	12.66	9.98	9.74	9.37
Close	17.14	17.90	12.93	10.31	11.57
Common shares outstanding (in millions) (1)	427.77	427.22	424.68	424.67	424.59
Weighted average diluted common shares (in millions)	425.08	422.58	420.39	420.29	420.15

(1)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(2)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	As of and for the Six Months Ended June 30,
(dollars in millions, except per common share data)	2021	2020
Earnings Data:
Net interest income (fully taxable equivalent)	$782.2	$816.7
Net interest income	766.8	801.6
Provision for credit losses	(54.4)	114.3
Non-interest income	193.6	213.4
Non-interest expense (1)	616.9	624.1
Income before income tax expense	397.9	276.6
Net income	315.3	220.3
Net income available to common shareholders (1)	308.3	213.3

Selected Statistical Data:
Net interest margin (2)	2.72%	3.08%
Return on average assets (1), (2)	0.99	0.73
Return on average common equity (2)	8.4	5.7
Return on average tangible common equity (1), (2)	13.6	10.0
Efficiency ratio (1)	57.0	53.7

Common Share Data:
Earnings per common share:
Basic	$0.73	$0.50
Diluted (1)	0.73	0.50
Dividends paid per common share	0.3625	0.3575
Common dividend payout ratio (1)	49.6%	71.7%
Book value per common share	$17.77	$17.95
Tangible book value per common share (1)	11.08	10.18
Stock price:
High	19.62	17.00
Low	12.66	9.37
Close	17.14	11.57
Common shares oustanding (in millions) (1)	427.77	424.59
Weighted average diluted common shares (in millions)	423.91	424.82

(1)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(2)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(dollars in millions)	2021	2021	2020	2020	2020
Financial Condition Data:
Total assets	$63,341	$64,172	$63,092	$60,871	$61,510
Loans	41,366	42,770	43,870	45,231	45,452
Securities	10,597	10,445	9,191	8,270	8,233
Short-term investments	5,249	4,992	3,766	439	987
Allowance for credit losses on loans	348	399	425	424	414
Goodwill and other acquisition-related intangible assets	2,826	2,835	2,846	3,244	3,254
Deposits	52,581	53,475	52,138	49,637	49,934
Borrowings	952	1,156	1,148	1,237	1,782
Notes and debentures	1,002	1,003	1,010	1,012	1,015
Stockholders’ equity	7,750	7,592	7,603	7,831	7,763
Total risk-weighted assets (1):
People’s United Financial, Inc.	43,656	43,833	45,075	45,756	45,657
People’s United Bank, N.A.	43,625	43,812	45,016	45,685	45,615
Non-accrual loans	328	353	329	306	296
Net loan charge-offs	10.3	12.4	13.4	17.3	8.5

Average Balances:
Loans	$41,683	$42,854	$44,061	$44,853	$45,153
Securities (2)	10,418	9,561	8,390	7,922	8,240
Short-term investments	5,469	5,000	2,582	842	774
Total earning assets	57,570	57,415	55,034	53,617	54,168
Total assets	63,930	64,057	62,396	61,293	61,841
Deposits	53,041	52,876	50,674	49,542	48,447
Borrowings	1,012	1,143	1,233	1,283	2,911
Notes and debentures	1,003	1,008	1,011	1,014	1,014
Total funding liabilities	55,056	55,027	52,918	51,839	52,372
Stockholders’ equity	7,634	7,606	7,884	7,801	7,757

Ratios:
Net loan charge-offs to average total loans (annualized)	0.10%	0.12%	0.12%	0.15%	0.08%
Non-performing assets to total loans, real estate owned and repossessed assets	0.82	0.85	0.78	0.71	0.69
Allowance for credit losses on loans to:
Total loans	0.84	0.93	0.97	0.94	0.91
Non-accrual loans	106.1	113.0	129.1	138.4	139.8
Average stockholders’ equity to average total assets	11.9	11.9	12.6	12.7	12.5
Stockholders’ equity to total assets	12.2	11.8	12.1	12.9	12.6
Tangible common equity to tangible assets (3)	7.7	7.4	7.5	7.5	7.3
Total risk-based capital (1):
People’s United Financial, Inc.	13.1	12.9	12.4	11.8	11.8
People’s United Bank, N.A.	13.5	13.5	12.8	12.3	12.3

(1)	June 30, 2021 amounts and ratios are preliminary.
(2)	Average balances for securities are based on amortized cost.
(3)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.
CONSOLIDATED STATEMENTS OF CONDITION

	June 30,	March 31,	Dec. 31,	June 30,
(in millions)	2021	2021	2020	2020
Assets
Cash and due from banks	$516.3	$464.2	$477.3	$491.9
Short-term investments	5,249.4	4,992.1	3,766.0	987.4
Securities:
Debt securities available-for-sale, at fair value	6,328.6	6,160.6	4,925.5	4,080.3
Debt securities held-to-maturity, at amortized cost	4,003.1	4,016.8	3,993.8	3,848.6
Federal Reserve Bank and Federal Home Loan Bank stock, at cost	264.9	266.2	266.6	298.3
Equity securities, at fair value	—	1.5	5.3	5.8

Total securities	10,596.6	10,445.1	9,191.2	8,233.0

Loans held-for-sale	5.4	10.1	26.5	12.2
Loans:
Commercial and industrial (1)	13,627.4	14,288.2	14,982.3	13,999.5
Commercial real estate (1)	13,243.2	13,520.1	13,336.9	14,593.9
Equipment financing	4,990.9	4,927.2	4,930.0	4,880.1

Total Commercial Portfolio	31,861.5	32,735.5	33,249.2	33,473.5

Residential mortgage	7,626.2	8,067.2	8,518.9	9,623.7
Home equity and other consumer	1,877.9	1,967.0	2,101.4	2,354.3

Total Retail Portfolio	9,504.1	10,034.2	10,620.3	11,978.0

Total loans	41,365.6	42,769.7	43,869.5	45,451.5
Less allowance for credit losses on loans	(348.1)	(399.1)	(425.1)	(414.0)

Total loans, net	41,017.5	42,370.6	43,444.4	45,037.5

Goodwill and other acquisition-related intangible assets	2,825.8	2,834.6	2,845.9	3,253.7
Bank-owned life insurance	713.7	713.1	711.6	708.1
Premises and equipment, net	261.8	269.5	276.7	285.7
Other assets	2,154.2	2,073.2	2,352.2	2,500.2

Total assets	$63,340.7	$64,172.5	$63,091.8	$61,509.7

Liabilities
Deposits:
Non-interest-bearing	$16,722.8	$16,266.5	$15,881.7	$13,656.9
Savings	6,710.2	6,517.7	6,029.7	5,759.4
Interest-bearing checking and money market	24,705.9	25,782.8	24,567.5	22,943.6
Time	4,442.3	4,908.3	5,658.8	7,574.4

Total deposits	52,581.2	53,475.3	52,137.7	49,934.3

Borrowings:
Federal Home Loan Bank advances	569.7	569.7	569.7	1,289.7
Customer repurchase agreements	382.5	436.2	452.9	342.1
Federal funds purchased	—	150.0	125.0	150.0

Total borrowings	952.2	1,155.9	1,147.6	1,781.8

Notes and debentures	1,001.6	1,003.3	1,009.6	1,014.5
Other liabilities	1,056.1	945.8	1,194.1	1,016.1

Total liabilities	55,591.1	56,580.3	55,489.0	53,746.7

Stockholders’ Equity
Preferred stock	244.1	244.1	244.1	244.1
Common stock	5.4	5.4	5.3	5.3
Additional paid-in capital	7,709.4	7,693.9	7,663.6	7,651.2
Retained earnings	1,516.5	1,426.9	1,363.6	1,524.6
Unallocated common stock of ESOP, at cost	(112.0)	(113.8)	(115.6)	(119.3)
Accumulated other comprehensive loss	(144.8)	(195.3)	(89.2)	(73.9)
Treasury stock, at cost	(1,469.0)	(1,469.0)	(1,469.0)	(1,469.0)

Total stockholders’ equity	7,749.6	7,592.2	7,602.8	7,763.0

Total liabilities and stockholders’ equity	$63,340.7	$64,172.5	$63,091.8	$61,509.7

(1)

In the first quarter of 2021, the Company completed a portfolio review to ensure consistent classification of certain commercial loans across the Company’s franchise and conformity to industry practice for such loans. As a result, approximately $350 million of loans secured by non-owner-occupied commercial properties were prospectively reclassified, in March 2021, from commercial and industrial loans to commercial real estate loans. Prior period balances were not restated to conform to the current presentation.

People’s United Financial, Inc.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(in millions, except per common share data)	2021	2021	2020	2020	2020
Interest and dividend income:
Commercial and industrial	$107.9	$116.1	$111.3	$110.7	$112.4
Commercial real estate	101.6	98.8	106.1	110.5	122.4
Equipment financing	62.5	62.8	62.1	65.4	67.6
Residential mortgage	64.4	69.9	74.9	82.1	84.8
Home equity and other consumer	16.2	16.5	18.7	19.9	20.1

Total interest on loans	352.6	364.1	373.1	388.6	407.3
Securities	52.4	51.4	47.2	47.5	49.8
Short-term investments	1.3	1.2	0.8	0.4	0.2
Loans held-for-sale	—	0.3	0.4	0.3	0.3

Total interest and dividend income	406.3	417.0	421.5	436.8	457.6

Interest expense:
Deposits	17.1	22.7	30.1	36.5	41.7
Borrowings	1.1	1.2	1.3	1.5	2.0
Notes and debentures	7.2	7.2	7.3	7.4	8.3

Total interest expense	25.4	31.1	38.7	45.4	52.0

Net interest income	380.9	385.9	382.8	391.4	405.6
Provision for credit losses on loans	(40.7)	(13.6)	14.7	27.1	80.8
Provision for credit losses on securities	(0.1)	—	—	(0.3)	—

Net interest income after provision for credit losses	421.7	399.5	368.1	364.6	324.8

Non-interest income:
Bank service charges	24.9	23.5	24.7	24.5	20.3
Investment management fees	21.5	19.9	18.9	18.8	17.4
Commercial banking lending fees	14.1	13.6	15.5	12.7	10.6
Operating lease income	11.2	11.3	12.9	12.4	11.8
Cash management fees	9.6	9.2	9.1	8.8	8.1
Customer interest rate swap income, net	2.4	0.1	2.2	1.2	2.7
Gain on sale of business, net of expenses (1)	—	—	75.9	—	—
Other non-interest income	15.3	17.0	19.0	22.7	18.7

Total non-interest income	99.0	94.6	178.2	101.1	89.6

Non-interest expense:
Compensation and benefits	177.6	172.8	166.6	166.5	167.8
Occupancy and equipment	50.0	49.1	50.9	49.1	48.0
Professional and outside services	30.0	33.6	24.9	24.1	25.7
Amortization of other acquisition-related intangible assets	8.8	11.0	9.7	10.2	10.2
Regulatory assessments	7.8	8.1	6.9	8.4	8.7
Operating lease expense	7.6	7.8	8.5	9.3	8.8
Goodwill impairment	—	—	353.0	—	—
Other non-interest expense	23.2	29.5	25.9	26.0	34.8

Total non-interest expense (1)	305.0	311.9	646.4	293.6	304.0

Income (loss) before income tax expense	215.7	182.2	(100.1)	172.1	110.4
Income tax expense	44.9	37.7	45.2	27.5	20.5

Net income (loss)	170.8	144.5	(145.3)	144.6	89.9
Preferred stock dividend	3.5	3.5	3.5	3.5	3.5

Net income (loss) available to common shareholders	$167.3	$141.0	$(148.8)	$141.1	$86.4

Earnings (loss) per common share:
Basic	$0.40	$0.34	$(0.36)	$0.34	$0.21
Diluted	0.39	0.33	(0.35)	0.34	0.21

(1)

The gain on sale of business, net of expenses, is considered non-operating income. Total non-interest expense includes $11.2 million, $19.6 million, $357.9 million, $4.6 million and $18.5 million of non-operating expenses for the three months ended June 30, 2021, March 31, 2021, December 31, 2020, September 30, 2020 and June 30, 2020, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Six Months Ended
	June 30,
(in millions, except per common share data)	2021	2020
Interest and dividend income:
Commercial and industrial	$224.0	$218.8
Commercial real estate	200.4	272.0
Equipment financing	125.3	135.8
Residential mortgage	134.3	175.2
Home equity and other consumer	32.7	48.1

Total interest on loans	716.7	849.9
Securities	103.8	101.0
Short-term investments	2.5	2.2
Loans held-for-sale	0.3	3.6

Total interest and dividend income	823.3	956.7

Interest expense:
Deposits	39.8	120.6
Borrowings	2.3	17.4
Notes and debentures	14.4	17.1

Total interest expense	56.5	155.1

Net interest income	766.8	801.6
Provision for credit losses on loans	(54.3)	114.3
Provision for credit losses on securities	(0.1)	—

Net interest income after provision for credit losses	821.2	687.3

Non-interest income:
Bank service charges	48.4	48.3
Investment management fees	41.4	35.5
Commercial banking lending fees	27.7	22.7
Operating lease income	22.5	24.4
Cash management fees	18.8	15.5
Customer interest rate swap income, net	2.5	11.5
Other non-interest income	32.3	55.5

Total non-interest income	193.6	213.4

Non-interest expense:
Compensation and benefits	350.4	341.7
Occupancy and equipment	99.1	99.0
Professional and outside services	63.6	64.2
Amortization of other acquisition-related intangible assets	19.8	20.9
Regulatory assessments	15.9	17.4
Operating lease expense	15.4	18.6
Other non-interest expense	52.7	62.3

Total non-interest expense (1)	616.9	624.1

Income before income tax expense	397.9	276.6
Income tax expense	82.6	56.3

Net income	315.3	220.3
Preferred stock dividend	7.0	7.0

Net income available to common shareholders	$308.3	$213.3

Earnings per common share:
Basic	$0.73	$0.50
Diluted	0.73	0.50

(1)

Total non-interest expense includes $30.8 million and $36.4 million of non-operating expenses for the six months ended June 30, 2021 and 2020, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.
AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	June 30, 2021			March 31, 2021			June 30, 2020
Three months ended	Average		Yield/	Average		Yield/	Average		Yield/
(dollars in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Short-term investments	$5,468.5	$1.3	0.09%	$5,000.0	$1.2	0.10%	$774.0	$0.2	0.14%
Securities (2)	10,418.3	57.6	2.21	9,560.6	56.7	2.37	8,240.4	54.8	2.66
Loans:
Commercial real estate	13,434.9	101.6	3.02	13,281.3	98.8	2.98	14,095.2	122.4	3.48
Commercial and industrial	13,570.0	110.5	3.26	14,319.6	118.4	3.31	13,895.6	114.8	3.30
Equipment financing	4,933.7	62.5	5.07	4,887.7	62.8	5.13	4,933.8	67.6	5.48
Residential mortgage	7,828.0	64.4	3.29	8,328.3	70.2	3.37	9,821.4	85.1	3.46
Home equity and other consumer	1,916.2	16.2	3.39	2,037.1	16.5	3.23	2,407.1	20.1	3.34

Total loans	41,682.8	355.2	3.41	42,854.0	366.7	3.42	45,153.1	410.0	3.63

Total earning assets	57,569.6	$414.1	2.88%	57,414.6	$424.6	2.96%	54,167.5	$465.0	3.43%

Other assets	6,360.5			6,642.1			7,673.9

Total assets	$63,930.1			$64,056.7			$61,841.4

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$16,324.6	$—	—%	$15,820.0	$—	—%	$12,852.8	$—	—%
Savings, interest-bearing checking and money market	32,088.4	10.1	0.13	31,820.1	12.8	0.16	27,402.5	17.0	0.25
Time	4,627.6	7.0	0.61	5,236.4	9.9	0.75	8,191.4	24.7	1.21

Total deposits	53,040.6	17.1	0.13	52,876.5	22.7	0.17	48,446.7	41.7	0.34

Borrowings:
Federal Home Loan Bank advances	569.7	1.0	0.70	569.7	1.0	0.72	1,858.8	1.5	0.32
Customer repurchase agreements	379.6	—	0.11	422.8	0.2	0.13	357.2	0.2	0.24
Federal funds purchased	62.6	0.1	0.09	150.6	—	0.09	695.5	0.3	0.15

Total borrowings	1,011.9	1.1	0.44	1,143.1	1.2	0.42	2,911.5	2.0	0.27

Notes and debentures	1,003.6	7.2	2.89	1,007.8	7.2	2.87	1,013.8	8.3	3.29

Total funding liabilities	55,056.1	$25.4	0.19%	55,027.4	$31.1	0.23%	52,372.0	$52.0	0.40%

Other liabilities	1,239.8			1,423.4			1,712.6

Total liabilities	56,295.9			56,450.8			54,084.6
Stockholders’ equity	7,634.2			7,605.9			7,756.8

Total liabilities and stockholders’ equity	$63,930.1			$64,056.7			$61,841.4

Net interest income/spread (3)		$388.7	2.69%		$393.5	2.73%		$413.0	3.03%

Net interest margin			2.70%			2.74%			3.05%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	The fully taxable equivalent adjustment was $7.8 million, $7.6 million and $7.4 million for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020, respectively.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	June 30, 2021			June 30, 2020
Six months ended	Average		Yield/	Average		Yield/
(dollars in millions)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Short-term investments	$5,235.5	$2.5	0.10%	$531.9	$2.2	0.84%
Securities (2)	9,991.9	114.3	2.29	8,131.1	110.8	2.73
Loans:
Commercial real estate	13,358.6	200.4	3.00	14,405.2	272.0	3.78
Commercial and industrial	13,942.7	228.9	3.28	12,381.1	224.6	3.63
Equipment financing	4,910.8	125.3	5.10	4,924.7	135.8	5.51
Residential mortgage	8,076.8	134.6	3.33	10,028.9	175.6	3.50
Home equity and other consumer	1,976.3	32.7	3.31	2,566.6	50.8	3.96

Total loans	42,265.2	721.9	3.42	44,306.5	858.8	3.88

Total earning assets	57,492.6	$838.7	2.92%	52,969.5	$971.8	3.67%

Other assets	6,500.5			7,253.0

Total assets	$63,993.1			$60,222.5

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$16,073.7	$—	—%	$11,465.3	$—	—%
Savings, interest-bearing checking and money market	31,955.0	22.9	0.14	26,171.6	61.1	0.47
Time	4,930.3	16.9	0.69	8,668.0	59.5	1.37

Total deposits	52,959.0	39.8	0.15	46,304.9	120.6	0.52

Borrowings:
Federal Home Loan Bank advances	569.7	2.0	0.71	2,144.7	11.3	1.05
Customer repurchase agreements	401.0	0.2	0.12	342.6	0.7	0.44
Federal funds purchased	106.4	0.1	0.09	1,144.7	5.4	0.93

Total borrowings	1,077.1	2.3	0.43	3,632.0	17.4	0.96

Notes and debentures	1,005.7	14.4	2.88	1,006.7	17.1	3.40

Total funding liabilities	55,041.8	$56.5	0.21%	50,943.6	$155.1	0.61%

Other liabilities	1,331.1			1,498.4

Total liabilities	56,372.9			52,442.0
Stockholders’ equity	7,620.2			7,780.5

Total liabilities and stockholders’ equity	$63,993.1			$60,222.5

Net interest income/spread (3)		$782.2	2.71%		$816.7	3.06%

Net interest margin			2.72%			3.08%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	The fully taxable equivalent adjustment was $15.4 million and $15.1 million for the six months ended June 30, 2021 and 2020, respectively.

People’s United Financial, Inc.
NON-PERFORMING ASSETS

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(dollars in millions)	2021	2021	2020	2020	2020
Non-accrual loans:
Commercial:
Commercial real estate	$96.1	$90.2	$60.4	$85.3	$73.6
Commercial and industrial	57.0	69.2	76.4	86.7	88.8
Equipment financing	107.2	118.1	109.3	49.0	48.6

Total Commercial	260.3	277.5	246.1	221.0	211.0

Retail:
Residential mortgage	49.5	56.9	62.3	62.9	62.6
Home equity	18.1	18.7	20.5	22.1	22.5
Other consumer	0.1	0.2	0.2	0.2	0.1

Total Retail	67.7	75.8	83.0	85.2	85.2

Total non-accrual loans (1)	328.0	353.3	329.1	306.2	296.2

Real estate owned:
Commercial	3.5	3.5	3.6	3.6	7.3
Residential	1.6	1.5	3.2	1.9	4.9

Total real estate owned	5.1	5.0	6.8	5.5	12.2

Repossessed assets	5.6	5.4	5.7	9.7	6.2

Total non-performing assets	$338.7	$363.7	$341.6	$321.4	$314.6

Non-accrual loans as a percentage of total loans	0.79%	0.83%	0.75%	0.68%	0.65%
Non-performing assets as a percentage of:
Total loans, real estate owned and repossessed assets	0.82	0.85	0.78	0.71	0.69
Tangible stockholders’ equity and allowance for credit losses	6.43	7.05	6.59	6.41	6.39

(1)

Reported net of government guarantees totaling $1.2 million at June 30, 2021, $2.5 million at March 31, 2021, $2.5 million at December 31, 2020, $2.4 million at September 30, 2020 and $2.9 million at June 30, 2020.

People’s United Financial, Inc.
PROVISION AND ALLOWANCE FOR CREDIT LOSSES ON LOANS

	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept 30,	June 30,
(dollars in millions)	2021	2021	2020	2020	2020
Allowance for credit losses on loans:
Balance at beginning of period	$399.1	$425.1	$423.8	$414.0	$341.7

Charge-offs	(13.9)	(17.8)	(16.7)	(19.3)	(10.3)
Recoveries	3.6	5.4	3.3	2.0	1.8

Net loan charge-offs	(10.3)	(12.4)	(13.4)	(17.3)	(8.5)
Provision for credit losses on loans	(40.7)	(13.6)	14.7	27.1	80.8

Balance at end of period	$348.1	$399.1	$425.1	$423.8	$414.0

Allowance for credit losses on loans as a percentage of:
Total loans	0.84%	0.93%	0.97%	0.94%	0.91%
Non-accrual loans	106.1	113.0	129.1	138.4	139.8

NET LOAN CHARGE-OFFS (RECOVERIES)

	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(dollars in millions)	2021	2021	2020	2020	2020
Commercial:
Commercial real estate	$0.8	$5.8	$0.1	$4.1	$1.8
Commercial and industrial	3.0	(0.5)	6.6	6.9	—
Equipment financing	6.9	7.2	6.8	6.2	5.2

Total	10.7	12.5	13.5	17.2	7.0

Retail:
Residential mortgage	(0.4)	(0.3)	(0.3)	(0.2)	—
Home equity	(0.2)	(0.2)	—	—	0.6
Other consumer	0.2	0.4	0.2	0.3	0.9

Total	(0.4)	(0.1)	(0.1)	0.1	1.5

Total net loan charge-offs	$10.3	$12.4	$13.4	$17.3	$8.5

Net loan charge-offs to average total loans (annualized)	0.10%	0.12%	0.12%	0.15%	0.08%

People’s United Financial, Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial Inc. (“People’s United”) results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible common equity ratios, tangible book value per common share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United’s underlying operating performance and trends, and facilitates comparisons with the performance of other financial institutions. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible common equity ratio and tangible book value per common share are used to analyze the relative strength of People’s United’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding operating lease expense, goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, the netting of operating lease expense and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). People’s United generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income available to common shareholders those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) non-recurring gains/losses; (ii) merger-related expenses, including acquisition integration and other costs; (iii) writedowns of banking house assets and related lease termination costs; (iv) severance-related costs; and (v) charges related to executive-level management separation costs, are generally also excluded when calculating the efficiency ratio. Operating earnings per common share (“EPS”) is derived by determining the per common share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) diluted EPS, as reported. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible common equity is calculated by dividing operating earnings (annualized) by average tangible common equity. The operating common dividend payout ratio is calculated by dividing common dividends paid by operating earnings for the respective period.

Pre-provision net revenue is a useful financial measure as it enables an assessment of the Company’s ability to generate earnings to cover credit losses through a credit cycle as well as providing an additional basis for comparing the Company’s results of operation between periods by isolating the impact of the provision for credit losses, which can vary significantly between periods.

The tangible common equity ratio is the ratio of (i) tangible common equity (total stockholders’ equity less preferred stock, goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per common share is calculated by dividing tangible common equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING NON-INTEREST EXPENSE AND EFFICIENCY RATIO

	Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(dollars in millions)	2021	2021	2020	2020	2020	2021	2020
Total non-interest expense	$305.0	$311.9	$646.4	$293.6	$304.0	$616.9	$624.1

Adjustments to arrive at operating non-interest expense:
Merger-related expenses	(9.2)	(7.5)	(4.9)	(4.6)	(18.5)	(16.7)	(36.4)
Stop & Shop contract termination costs	(2.0)	(12.1)	—	—	—	(14.1)	—
Goodwill impairment charge	—	—	(353.0)	—	—	—	—

Total	(11.2)	(19.6)	(357.9)	(4.6)	(18.5)	(30.8)	(36.4)

Operating non-interest expense	293.8	292.3	288.5	289.0	285.5	586.1	587.7

Adjustments:
Amortization of other acquisition-related intangible assets	(8.8)	(11.0)	(9.7)	(10.2)	(10.2)	(19.8)	(20.9)
Operating lease expense	(7.6)	(7.8)	(8.5)	(9.3)	(8.8)	(15.4)	(18.6)
Other (1)	(1.3)	(1.7)	(1.3)	(5.1)	(1.9)	(3.0)	(3.8)

Total non-interest expense for efficiency ratio	$276.1	$271.8	$269.0	$264.4	$264.6	$547.9	$544.4

Net interest income (FTE basis)	$388.7	$393.5	$390.2	$398.7	$413.0	$782.2	$816.7
Total non-interest income	99.0	94.6	178.2	101.1	89.6	193.6	213.4

Total revenues	487.7	488.1	568.4	499.8	502.6	975.8	1,030.1
Adjustments:
Operating lease expense	(7.6)	(7.8)	(8.5)	(9.3)	(8.8)	(15.4)	(18.6)
BOLI FTE adjustment	0.7	0.6	0.9	0.8	1.0	1.3	1.8
Gain on sale of business, net of expenses	—	—	(75.9)	—	—	—	—
Other (2)	—	(1.1)	—	(0.1)	—	(1.1)	(0.3)

Total revenues for efficiency ratio	$480.8	$479.8	$484.9	$491.2	$494.8	$960.6	$1,013.0

Efficiency ratio	57.4%	56.6%	55.5%	53.8%	53.5%	57.0%	53.7%

(1)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include certain franchise taxes and real estate owned expenses.
(2)

Items classified as “other” and deducted from total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains/losses associated with the sale of branch locations.

PRE-PROVISION NET REVENUE

	Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(in millions)	2021	2021	2020	2020	2020	2021	2020
Net interest income	$380.9	$385.9	$382.8	$391.4	$405.6	$766.8	$801.6
Non-interest income	99.0	94.6	178.2	101.1	89.6	193.6	213.4
Non-interest expense	(305.0)	(311.9)	(646.4)	(293.6)	(304.0)	(616.9)	(624.1)

Pre-provision net revenue	174.9	168.6	(85.4)	198.9	191.2	343.5	390.9
Non-operating income	—	—	(75.9)	—	—	—	—
Non-operating expense	11.2	19.6	357.9	4.6	18.5	30.8	36.4

Operating pre-provision net revenue	$186.1	$188.2	$196.6	$203.5	$209.7	$374.3	$427.3

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING EARNINGS

	Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(dollars in millions, except per common share data)	2021	2021	2020	2020	2020	2021 (1)	2020
Net income (loss) available to common shareholders	$167.3	$141.0	$(148.8)	$141.1	$86.4	$308.3	$213.3

Adjustments to arrive at operating earnings:
Merger-related expenses	9.2	7.5	4.9	4.6	18.5	16.7	36.4
Stop & Shop contract termination costs	2.0	12.1	—	—	—	14.1	—
Goodwill impairment charge (2)	—	—	353.0	—	—	—	—
Gain on sale of business, net of expenses	—	—	(75.9)	—	—	—	—

Total pre-tax adjustments	11.2	19.6	282.0	4.6	18.5	30.8	36.4
Tax effect (2)	(2.4)	(4.1)	14.5	(1.0)	(3.9)	(6.5)	(7.7)

Total adjustments, net of tax	8.8	15.5	296.5	3.6	14.6	24.3	28.7

Operating earnings	$176.1	$156.5	$147.7	$144.7	$101.0	$332.6	$242.0

Diluted EPS, as reported	$0.39	$0.33	$(0.35)	$0.34	$0.21	$0.73	$0.50

Adjustments to arrive at operating EPS:
Merger-related expenses	0.02	0.02	0.01	—	0.03	0.04	0.07
Stop & Shop contract termination costs	—	0.02	—	—	—	0.02	—
Goodwill impairment charge (2)	—	—	0.83	—	—	—	—
Gain on sale of business, net of expenses	—	—	(0.14)	—	—	—	—

Total adjustments per common share	0.02	0.04	0.70	—	0.03	0.06	0.07

Operating EPS	$0.41	$0.37	$0.35	$0.34	$0.24	$0.79	$0.57

Average total assets	$63,930	$64,057	$62,396	$61,293	$61,841	$63,993	$60,223

Operating return on average assets (annualized)	1.10%	0.98%	0.95%	0.94%	0.65%	1.04%	0.80%

(1)	The sum of the quarterly amounts for certain line items may not equal the six months amounts due to rounding.
(2)	The goodwill impairment charge for the three months ended December 31, 2020 is non-tax-deductible.

OPERATING RETURN ON AVERAGE TANGIBLE COMMON EQUITY

	Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(dollars in millions)	2021	2021	2020	2020	2020	2021	2020
Operating earnings	$176.1	$156.5	$147.7	$144.7	$101.0	$332.6	$242.0

Average stockholders’ equity	$7,634	$7,606	$7,884	$7,801	$7,757	$7,620	$7,781
Less: Average preferred stock	244	244	244	244	244	244	244

Average common equity	7,390	7,362	7,640	7,557	7,513	7,376	7,537
Less: Average goodwill and average other acquisition-related intangible assets	2,831	2,842	3,213	3,249	3,259	2,836	3,264

Average tangible common equity	$4,559	$4,520	$4,427	$4,308	$4,254	$4,540	$4,273

Operating return on average tangible common equity (annualized)	15.4%	13.8%	13.3%	13.4%	9.5%	14.7%	11.3%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING COMMON DIVIDEND PAYOUT RATIO

	Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(dollars in millions)	2021	2021	2020	2020	2020	2021	2020
Common dividends paid	$77.3	$75.7	$75.6	$75.7	$75.5	$153.0	$152.8

Operating earnings	$176.1	$156.5	$147.7	$144.7	$101.0	$332.6	$242.0

Operating common dividend payout ratio	43.9%	48.4%	51.2%	52.3%	74.8%	46.0%	63.1%

TANGIBLE COMMON EQUITY RATIO

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(dollars in millions)	2021	2021	2020	2020	2020
Total stockholders’ equity	$7,750	$7,592	$7,603	$7,831	$7,763
Less: Preferred stock	244	244	244	244	244

Common equity	7,506	7,348	7,359	7,587	7,519
Less: Goodwill and other acquisition-related intangible assets	2,826	2,835	2,846	3,244	3,254

Tangible common equity	$4,680	$4,513	$4,513	$4,343	$4,265

Total assets	$63,341	$64,172	$63,092	$60,871	$61,510
Less: Goodwill and other acquisition-related intangible assets	2,826	2,835	2,846	3,244	3,254

Tangible assets	$60,515	$61,337	$60,246	$57,627	$58,256

Tangible common equity ratio	7.7%	7.4%	7.5%	7.5%	7.3%

TANGIBLE BOOK VALUE PER COMMON SHARE

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(in millions, except per common share data)	2021	2021	2020	2020	2020
Tangible common equity	$4,680	$4,513	$4,513	$4,343	$4,265

Common shares issued	536.75	536.20	533.68	533.67	533.59
Less: Shares classified as treasury shares	108.98	108.98	109.00	109.00	109.00

Common shares outstanding	427.77	427.22	424.68	424.67	424.59
Less: Unallocated ESOP shares	5.40	5.49	5.57	5.66	5.75

Common shares	422.37	421.73	419.11	419.01	418.84

Tangible book value per common share	$11.08	$10.70	$10.77	$10.18	$10.07